STOCK PURCHASE AGREEMENT


               This Stock Purchase Agreement (the "AGREEMENT") is entered into as of November 18, 1997, among Remy Capital Partners IV, L.P., a Delaware limited partnership ("BUYER"), The RHL Limited Partnership, a California limited partnership ("RHL"), EML Enterprises, L.P., a California limited partnership ("EML") and The BL 1995 Limited Partnership, a California limited partnership ("BL"). RHL, EML and BL are collectively referred to herein as the "SELLERS" and each individually as a "SELLER".

               WHEREAS, each Seller owns and desires to sell the number of shares of Common Stock, par value $0.001 per share of Variflex, Inc., a Delaware corporation (the "COMPANY") as set forth on EXHIBIT A attached hereto, and collectively, the Sellers desire to sell One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (1,666,667) of the outstanding shares of Common Stock of the Company (the "STOCK"), representing approximately twenty-seven percent (27%) of the Company's outstanding shares of Common Stock.

               WHEREAS, Buyer desires to acquire all of the Stock.

               NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

SECTION 1.  PURCHASE AND SALE OF STOCK; WARRANTS; REGISTRATION RIGHTS AGREEMENT.

        1.1 Subject to the terms and conditions of this Agreement, on the date hereof and concurrently with the execution of this Agreement, Buyer shall purchase the Stock from the Sellers and the Sellers shall sell the Stock to Buyer (the "CLOSING"). At the Closing, which will occur at the offices of O'Melveny & Myers, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067, the Sellers shall deliver the certificates evidencing the Stock to Buyer, properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Buyer or its nominee and otherwise in a form acceptable for transfer on the books of the Company.

        1.2 The total purchase price for the Stock (the "PURCHASE PRICE") to be paid by Buyer at the Closing shall be Nine Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Eight and 50/100 Dollars ($9,166,668.50) in cash (Five and 50/100 Dollars ($5.50) per share). The Purchase Price shall be paid by wire transfer or other immediately available funds to such account as the Sellers have designated prior to the date hereof.

        1.3 In connection with the purchase and sale of the Stock hereunder, Buyer is entering into a consulting agreement with the Company (the "REMY CONSULTING AGREEMENT") and acquiring a warrant from the Company that will enable Buyer to purchase Four Hundred Thousand (400,000) shares of Common Stock of the Company at a price of Five and 10/100 Dollars ($5.10) per share and on such additional terms as are contained in that certain warrant agreement (the "REMY WARRANT") of even date herewith.

        1.4 In connection with the purchase and sale of the Stock hereunder, (a) Raymond H. Losi ("LOSI") is terminating his employment agreement with the Company and entering into a consulting agreement with the Company (the "LOSI CONSULTING AGREEMENT"); (b) Raymond H. Losi, II ("JAY LOSI") is amending his employment agreement with the Company to restrict his ability to terminate his employment with the Company on six (6) months' notice (the "JAY LOSI EMPLOYMENT AGREEMENT AMENDMENT"); and (c) the Company is issuing each of Losi and Jay Losi a warrant to purchase Two Hundred Thousand (200,000) shares and One Hundred Thousand (100,000) shares, respectively, of Common Stock of the Company at a price of Five and 10/100 Dollars ($5.10) per share and on such additional terms as are contained in those certain warrant agreements (the "LOSI WARRANTS") of even date herewith.

        1.5 In connection with the purchase and sale of the Stock hereunder, the execution of the Remy Consulting Agreement and the execution of the Jay Losi Employment Agreement Amendment, the Company has agreed to grant to each of Buyer and Jay Losi certain registration rights with respect to shares of the Company's Common Stock as set forth in that certain registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") of even date herewith.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Sellers jointly and severally represent and warrant to Buyer as follows:

        2.1 Each Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California with all necessary partnership power and authority to execute, deliver and perform this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary corporate power and authority to own its properties and assets and to carry on its businesses as now conducted.

        2.2 (a) The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary partnership actions on the part of each Seller.

               (b) Each Seller has duly executed and delivered this Agreement. This Agreement constitutes the legally valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               (c) The execution, delivery and performance of this Agreement by each Seller will not violate or constitute a breach or default (whether upon lapse of time or the occurrence of any act or event or otherwise) under (i) the partnership agreement of such Seller; or (ii) any material law to which such Seller is subject.

               (d) Except as set forth in clauses (ii),  (iii),  (iv) and (v) of
Section 4.2 hereof and assuming the accuracy of the matters set forth in Section
3.3 hereof, the execution, delivery and performance of this Agreement by each Seller will not require filing or registration with, or the issuance of any permit by, or receipt of any approval or other consent from, any other person or entity.

               (e) The execution, delivery and performance of this Agreement will not cause the acceleration of any payment or trigger any other right under any agreement, arrangement, commitment or understanding to which the Company is a party or by which the Company is bound.

        2.3 Since June 17, 1994, the Company has filed with the Securities and Exchange Commission all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy materials and registration statements required to be filed by it pursuant to the federal securities laws and has made all other filings required to be made by it with the Securities and Exchange Commission (collectively, the "SEC FILINGS"). The SEC Filings did not (as of the respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        2.4 EXHIBIT A is a true and complete statement of the number of shares of Common Stock of the Company owned by each Seller. The Sellers own all of the shares of Stock beneficially and of record. The Stock is free and clear of any claim, charge, encumbrance, security interest, lien, option, pledge, right of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer by affiliates arising under the federal securities laws. The Stock is duly authorized, validly issued and outstanding and fully paid and nonassessable. Except as set forth in the SEC Filings, there are no outstanding contracts or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any capital stock of the Company, or to restructure or recapitalize the Company, and there are no outstanding contracts of any Seller or the Company to repurchase, redeem, or otherwise acquire any capital stock of the Company.

        2.5  EXHIBIT  B  is  a  true  and  complete  list  of  all   agreements,
arrangements, commitments or understandings between the Company and its management employees, true, correct and complete copies of which have been delivered to Buyer by the Sellers prior to the date hereof.

        2.6 The Board of Directors of the Company has approved the sale of the Stock to Buyer in accordance with Section 203(a)(1) of the Delaware General Corporation Law.

        2.7 Since July 31, 1997, there has not been (a) any change in the assets, liabilities, condition, financial or otherwise, earnings or operations of the Company (other than changes in the ordinary course of business and the changes listed on EXHIBIT C attached hereto) which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, condition, financial or otherwise, earnings or operations of the Company; (b) any change, except in the ordinary course of business or as disclosed on EXHIBIT C attached hereto, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise, none of which individually or in the aggregate has had or is expected to have a material adverse effect on the assets, liabilities, condition, financial or otherwise, earnings or operations of the Company; (c) any declaration or payment of any dividend or other distribution by the Company; or (d) any direct or indirect loans made by the Company to any shareholder, employee, officer, or director of the Company, other than advances made in the ordinary course of business.

        2.8 No agent, broker, investment or commercial banker, person or firm acting on behalf of the Sellers or the Company or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Sellers as follows:

        3.1 Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power and authority to execute, deliver and perform this Agreement.

        3.2 (a) The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary partnership actions on the part of Buyer.

               (b) Buyer has duly executed and delivered this Agreement. This Agreement constitutes the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

               (c) The execution, delivery and performance of this Agreement by Buyer will not violate or constitute a breach or default (whether upon lapse of time or the occurrence of any act or event or otherwise) under (i) the partnership agreement of Buyer, or (ii) any material law to which Buyer is subject.

               (d) The execution, delivery and performance of this Agreement by Buyer will not require filing or registration with, or the issuance of any permit by, or receipt of any approval or other consent from, any other person or entity.

        3.3 The Stock is being purchased by Buyer as principal solely for its own account, for investment purposes only and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities law, and Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment represented by its purchase of the Stock. Buyer acknowledges that the Stock has not been registered under the Securities Act or any other securities law and may not be sold, and Buyer hereby covenants that the Stock will not be sold, in whole or in part, in the United States of America except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption from registration under the Securities Act, and in compliance with all other applicable securities laws.

        3.4 No agent, broker, investment or commercial banker, person or firm acting on behalf of Buyer or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.


SECTION 4.  CONDITIONS OF PURCHASE.

        4.1 The obligation of the Sellers to effect the Closing shall be subject to the following conditions: (i) the representations and warranties of Buyer made herein are true in all material respects as of the Closing; (ii) Jay Losi shall have been appointed as Chief Executive Officer of the Company; (iii) receipt by Losi and Jay Losi of the Losi Warrants executed by the Company as described in Section 1.4; (iv) receipt by Losi of the Losi Consulting Agreement executed by the Company as described in Section 1.4; and (v) receipt by Jay Losi of the Registration Rights Agreement executed by the Company as described in
Section 1.5.

        4.2 The obligations of Buyer to effect the Closing shall be subject to the following conditions: (i) the representations and warranties of each Seller made herein are true in all material respects as of the Closing; (ii) two of the directors nominated by Buyer shall have been elected to the Company's Board of Directors; (iii) Losi shall have resigned as Chairman of the Company's Board of Directors and Buyer shall have received satisfactory evidence of the termination of Losi's employment agreement with the Company; (iv) receipt by the Company of the executed Losi Consulting Agreement as described in Section 1.4; (v) receipt by the Company of the executed Jay Losi Employment Agreement Amendment as described in Section 1.4; (vi) Mark Siegel shall have been elected to the position of Chairman of the Company's Board of Directors; (vii) receipt of a certified copy of the resolutions adopted by the Company's Board of Directors approving the sale of the Stock to Buyer in accordance with Section 203(a)(1) of the Delaware General Corporation Law; (viii) receipt by Buyer of the Remy Consulting Agreement and the Remy Warrant executed by the Company as described in Section 1.3; and (ix) receipt by Buyer of the Registration Rights Agreement executed by the Company as described in Section 1.5.


SECTION 5.  SURVIVAL OF REPRESENTATION AND WARRANTIES; INDEMNIFICATION.

        5.1 The representations, warranties and indemnities contained in or made pursuant to this Agreement shall expire one year after the Closing, except that the representations and warranties set forth in Sections 2.2, 2.3, 2.4, 2.7 and
3.2 shall continue indefinitely or until the earlier expiration of the applicable statute of limitations. Any matter as to which a claim for indemnification has been asserted by notice to the other party that is pending or unresolved at the end of any limitation period shall continue to be covered by this Section 5 until such matter is finally terminated or otherwise resolved by the parties and settled under this Agreement and any amounts payable hereunder are finally determined and paid.

        5.2 The Sellers agree to indemnify and hold harmless Buyer from and against any and all costs, damages, expenses, liabilities or obligations of any kind or nature, including but not limited to interest, penalties, reasonable legal and other professional fees and expenses incurred in the investigation, collection, prosecution, and defense of claims, and amounts paid in settlement (collectively, "LOSSES"), of Buyer, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Seller in or pursuant to this Agreement.

        5.3 Buyer agrees to indemnify and hold harmless the Sellers from and against any and all Losses of the Sellers, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement.

SECTION 6.  GENERAL.

        6.1 Amendments, waivers, demands, consents and approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

        6.2  This  Agreement  is  the  entire  agreement   between  the  parties
pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

        6.3 This Agreement is to be construed as a whole and in accordance with its fair meaning. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

        6.4 Headings of Sections and subsections are for convenience only and are not a part of this Agreement.

        6.5 This Agreement may be executed in one or more counterparts, all of which constitute one agreement.

        6.6 This Agreement is binding upon and inures to the benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

        6.7 Each party will pay its own expenses in the negotiation, preparation and performance of this Agreement.

        6.8 Each party acknowledges that it has been represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to,
Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

        6.9 The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

        6.10 All notices, demands and requests required by this Agreement shall be in writing and shall be deemed to have been given for all purposes (i) upon personal delivery, (ii) one (1) business day after being sent, when sent by professional overnight courier service for next business day delivery from and to locations within the continental United States, (iii) five (5) days after posting when sent by registered or certified mail, or (iv) on the date of receipt by the sending party of confirmation of the successful transmission of the facsimile, as printed by the facsimile machine, when sent by facsimile. Any party hereto may from time to time by notice in writing served upon the others as provided herein, designate a different mailing address or a different party to which such notices or demands are thereafter to be addressed or delivered.

        6.11 (a) Any and all disputes of any nature (whether sounding in contract or in tort) arising out of or relating to this Agreement shall be initiated, maintained and determined exclusively by binding arbitration in the County of Los Angeles, State of California, pursuant to Section 6.11(c). The parties agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the United States District Court for the Central District of California and the jurisdiction of any court of the State of California located in Los Angeles County and waive any and all objections to jurisdiction that they may have under the laws of the State of California or the United States.

               (b) In case of a dispute, any party may commence the arbitration by giving written notice to the other pursuant to Section 6.10. The Arbitrator will be a retired judge of the United States District Court for the Central District of California or of the Superior Court of the State of California in and for the County of Los Angeles. The arbitration proceeding will be conducted by means of a reference pursuant to California Code of Civil Procedure Section 638(1). Within ten (10) business days after receipt of the notice requesting arbitration, the parties shall attempt in good faith to agree upon the Arbitrator to whom the dispute will be referred and on a joint statement of contentions. Unless agreement as to an Arbitrator is theretofore reached, within ten (10) business days after receipt of the notice requesting arbitration, each party shall submit the names of three (3) retired judges who have served at least five (5) years as trial judges in the Superior Court of the State of California or in the United States District Court. Either party may then file a petition seeking the appointment by the presiding Judge of the Superior Court of one of the persons so named as "referee" in accordance with said Code of Civil Procedure 638(1), which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby consents to the jurisdiction of the Superior Court in and for the County of Los Angeles for such action and agrees that service of process will be deemed completed when a notice similarly sent would be deemed received under Section 6.10.

               (c) The hearing before the Arbitrator shall be held within thirty
(30) days after the parties reach agreement as to the identity of the Arbitrator (or within thirty (30) days after the appointment by the court). Unless more extensive discovery is expressly permitted by the Arbitrator, each party shall have only the right to one document production request, shall serve but one set of interrogatories and shall only be entitled to depose those witnesses which the Arbitrator expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The Arbitrator shall establish the discovery schedule promptly following submission of the joint statement of intentions (or the filing of the answer to the petition), which schedule shall be strictly adhered to. All decisions of the Arbitrator shall be in writing and shall not be subject to appeal. The Arbitrator shall make all substantive rulings in accordance with California law and shall have authority equal to that of a Superior Court Judge to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared. The Arbitrator shall use its best efforts to hear the dispute on consecutive days and to render a decision and award within thirty
(30) days. Unless otherwise agreed to by the parties to the dispute being arbitrated, a court reporter shall be present at and record the proceedings of the hearing. All motions shall be heard at the time of the hearing. The Arbitrator shall determine which rules of evidence, and which procedural rules, shall apply. In the absence of a determination thereof by the Arbitrator, the rules of the American Arbitration Association, not inconsistent with this
Section 6.11, shall apply to the conduct of the proceeding.

               (d) The fees and costs of the Arbitrator shall be shared equally by all disputing parties. The Arbitrator shall award legal fees, disbursements and other expenses to the prevailing party or parties for such amounts as determined by the Arbitrator to be appropriate. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with California law. Should a party fail to pay fees as required, the other party or parties may advance the same and shall be entitled to a judgment from the Arbitrator in the amount of such fees plus interest at the prime rate as determined by the Bank of America. Any award issued by the Arbitrator shall bear interest at the judgment rate in effect in the State of California from the date determined by the Arbitrator.

        6.12 To the extent permitted by law, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law.
























                  (remainder of page intentionally left blank)

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                         BUYER:

                         REMY CAPITAL PARTNERS IV, L.P.,
                         a Delaware limited partnership

                         By: REMY INVESTORS, LLC, a Delaware
                         limited liability company

                         Its: General Partner


                         By:
                            -------------------------------
                                Name: Mark Siegel
                                Title: Managing Member

                         Address:    1801 Century Park East
                                     Suite 1111
                                     Los Angeles, California 90067
                                     Facsimile: (310) 843-0010

                         SELLERS:


                         THE RHL LIMITED PARTNERSHIP,
                         a California limited partnership

                         By:  RHL HOLDINGS, INC., a California corporation

                         Its: General Partner


                         By:
                             -----------------------------
                                 Name:
                                         -------------------------
                                 Title:
                                         -------------------------



                         By:
                             -----------------------------
                             RAYMOND H. LOSI, II

                         Its:  General Partner


                         Address:        -------------------------
                                         -------------------------
                                         -------------------------
                         Facsimile:      -------------------------

                         EML ENTERPRISES, L.P.,
                         a California limited partnership


                         By:
                             -----------------------------
                             RAYMOND H. LOSI, II, as Trustee
                             of the DKL Trust

                         Its: General Partner


                         By:
                             -----------------------------
                             DIANE K. LOSI COLETTI, as Trustee
                             of the RHL Trust

                         Its: General Partner

                         Address:        -------------------------
                                         -------------------------
                                         -------------------------
                         Facsimile:      -------------------------

                         THE BL 1995 LIMITED PARTNERSHIP,
                         a California limited partnership

                         By:  BL HOLDINGS, INC., a California corporation

                         Its: General Partner


                         By:
                             -----------------------------
                             Name: Barbara Losi
                             Title: President


                         By:
                             -----------------------------
                             LORI L. GRUNEWALD, f/k/a
                             LORI L. SHORT

                         Its: General Partner


                         By:
                             -----------------------------
                             JODI A. BATCHELLER

                         Its: General Partner


                         Address:        -------------------------
                                         -------------------------
                                         -------------------------
                         Facsimile:      -------------------------

                                    EXHIBIT A

                                 SHARE OWNERSHIP


                                                                    SHARES TO BE
        NAME                            SHARES OWNED                    SOLD


The RHL Limited Partnership                 804,000                     804,000



EML Enterprises, L.P.                       926,575                     662,667



The BL 1995 Limited Partnership             300,000                     200,000

                                    EXHIBIT B

                      AGREEMENTS WITH MANAGEMENT EMPLOYEES


1.     Employment Agreements with each of the following individuals:

       Raymond H. Losi
       Raymond H. Losi, II
       William B. Ogden
       Warren F. Marr
       Rocco Attolico
       Paula Coffman (formerly Montez)

2.     Indemnification Agreements with each of the following individuals:

       Raymond H. Losi
       Raymond H. Losi, II
       Barbara Losi
       Gerald I. Boyce
       Loren Hildebrand
       Marvin G. Murphy

3. Incentive Stock Option Agreements with each of the following individuals:

       Raymond H. Losi, II
       William B. Ogden
       Warren F. Marr
       Rocco Attolico
       Paula Coffman
       Charlotte Bright
       Peter Wagonhurst

4. Non-Qualified Stock Option Plan dated April 16, 1993 between Variflex, Inc. and Warren Marr.

5. Consulting Agreement dated may 16, 1994 between Variflex, Inc. and Gerald Boyce.

6. Letter Agreement between Static Snowboards, Inc. and Michael Plunkett for an advance of $60,000 to Plunkett.

7. Condominium Lease dated July 1, 1993 between Raymond H. Losi, II (as Lessor) and Variflex, Inc. (as Lessee) for the lease of a condominium in Snowmass Village, Colorado.

                                    EXHIBIT C

                 CHANGES IN ASSETS, LIABILITIES, CONDITION, ETC.

                                    Attached